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                                                                    Exhibit 23.1


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Inland Steel Industries, Inc. of our report dated February 18, 1998, except as to Note 1, which is as of July 16, 1998, which appears on page F-2 of the Inland Steel Industries, Inc. Form 8-K dated July 20, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers LLP

Chicago, Illinois
January 26, 1999